UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2012

CATHAY GENERAL BANCORP

(Exact name of registrant as specified in its charter)

Delaware	0-18630	95-4274680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 North Broadway, Los Angeles, California 90012

(Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code:        (213) 625-4700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Determinations for Named Executive Officers.

On June 6, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of Cathay General Bancorp (the “Company”) increased the base salaries for its named executive officers for the period commencing on June 1, 2012 and ending on December 31, 2012 (or such earlier date as the Committee may determine in its discretion). The additional base salary amount for this period for each of our named executive officers is set forth in the table below. Each executive’s additional base salary amount will be paid in equal installments over the applicable period set forth above in accordance with the Company’s normal payroll procedures. The Committee determined that the applicable portion per pay period of the additional base salary amount (less applicable tax withholdings and deductions) will be paid in fully vested and non-forfeitable shares of Company common stock to be granted pursuant to the terms of the Company’s 2005 Incentive Plan, as amended, on each payroll date ending during the applicable period, starting with the pay period that commenced on June 1, 2012 and is scheduled to end on June 15, 2012. The number of shares to be granted each pay period shall equal the additional base salary amount payable for each pay period (less applicable tax withholdings and deductions), divided by the closing price of a share of Company common stock as reported on Nasdaq on the grant date (or, if the Nasdaq is closed on the grant date, by the Nasdaq closing price on the immediately preceding date on which the Nasdaq is open). Each of the named executive officers may not sell or otherwise transfer the stock they receive in payment of the additional base salary amount for the period during which the Company has an obligation arising from financial assistance outstanding under the U.S. Treasury’s Troubled Asset Relief Program (disregarding any warrants to purchase common stock of the Company that the U.S. Treasury may hold), except upon his death or permanent disability. The Committee may, in its sole discretion and without the executive’s consent, at any time, terminate, suspend, or modify the obligation to pay the additional base salary amounts and grant stock awards in respect thereof.

Officer	Current Annual Base Salary in effect as of April 1, 2012	Additional Base Salary Amount for the Period of June 1, 2012 through December 31, 2012
Dunson K. Cheng, Chairman of the Board, President and Chief Executive Officer of the Company and Cathay Bank	$1,000,000	$565,000
Peter Wu, Executive Vice Chairman of the Board and Chief Operating Officer of the Company and Cathay Bank	$463,000	$245,000
Anthony M. Tang, Executive Vice President of the Company and Senior Executive Vice President and Chief Lending Officer of Cathay Bank	$334,200	$135,000
Heng W. Chen, Executive Vice President, Chief Financial Officer, and Treasurer of the Company and Executive Vice President and Chief Financial Officer of Cathay Bank	$335,400	$135,000
Irwin Wong, Executive Vice President and Chief Risk Officer of Cathay Bank	$264,000	$95,000

For more information about the grant terms, refer to the Stock Award Agreements for each of Messrs. Cheng, Wu, Tang, Chen, and Wong filed as Exhibits 10(a), 10(b), 10(c), 10(d), and 10(e), respectively, to this report and incorporated herein by reference. A substantially similar form of Stock Award Agreement will be used for any other executive officers who may be granted Company common stock in payment of additional amounts of base salary.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10(a)	Stock Award Agreement for Dunson K. Cheng

10(b)	Stock Award Agreement for Peter Wu

10(c)	Stock Award Agreement for Anthony M. Tang

10(d)	Stock Award Agreement for Heng W. Chen

10(e)	Stock Award Agreement for Irwin Wong

10(f)	Form of Stock Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2012

CATHAY GENERAL BANCORP

By:	/s/ Heng W. Chen
Heng W. Chen
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit
10(a)	Stock Award Agreement for Dunson K. Cheng
10(b)	Stock Award Agreement for Peter Wu
10(c)	Stock Award Agreement for Anthony M. Tang
10(d)	Stock Award Agreement for Heng W. Chen
10(e)	Stock Award Agreement for Irwin Wong
10(f)	Form of Stock Award Agreement